Exhibit 10.12.4

Certain identified information has been excluded from the exhibit pursuant to Item 601(b)(10)(iv) because it is both not material and is the type of information that the registrant treats as private or confidential. Redacted information is indicated by: [***]

Amendment #4

Consulting Agreement dated October 17, 2016 between

ProMIS Neurosciences, Inc. and Danforth Advisors, LLC

This Amendment No. 4 to Consulting Agreement (“Amendment”) is made as of October 1, 2021 (“Effective Date”), by and between ProMIS Neurosciences, Inc. (“Company”) and Danforth Advisors, LLC (“Consultant” or “Danforth”). Capitalized terms used but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth Advisors and the Company dated as of October 17, 2016 (“Agreement”).

WHEREAS, Danforth is engaged by the Company under the terms and conditions of the Consulting Agreement; and

WHEREAS, the Company and Consultant mutually desire to amend the term and scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Section 3. Term and Termination is hereby modified to extend the term of the Agreement until October 29, 2024.

2.	Exhibit A to the Agreement is hereby modified to allow Danforth to add the services of various Danforth employees to perform the Services required and approved, such approval to be provided verbally or by email, by the Company at each such Danforth employee’s billable rate in effect at the time they are added to the Agreement. The billable rates in effect as of the date of this Amendment No.1 are as described in Exhibit A-4.

3.	Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment has been executed by the Company and Danforth to be effective as of the date first above written.

DANFORTH ADVISORS, LLC		PROMIS NEUROSCIENCES, INC.

By:	/s/ Chris Connors	By:

Print Name: Chris Connors		Print Name: Eugene Williams

Title: Chief Executive Officer		Title: Executive Chairman

Date:	11/10/2021	Date:	/s/ Eugene Williams

Exhibit A-4

Description of Services and Schedule of Fees

Danforth will perform mutually agreed to finance and accounting functions which are necessary to support the management and operations of the Company including, but not limited to, the functions set forth below:

Role	Hourly Rate	Function

Sr. Advisor	$[***]/hour	Senior Advisory

CFO	$[***]/hour	CFO

Sr. Director	$[***]/hour	Principal Accounting Officer

Sr. HR Director	$[***]/hour	Human Resources

HR Director	$[***]/hour	Human Resources

Director	$[***]/hour	VP Finance

Sr HR Manager	$[***]/hour	Human Resources

Sr Manager	$[***]/hour	Sr Controller/FP&A

Manager	$[***]/hour	Controller

HR Manager	$[***]/hour	Human Resources

Sr. Consultant	$[***]/hour	Asst. Controller

Consultant	$[***]/hour	Staff Accountant

Mr. Daniel Geffken will work for a monthly fixed fee of $15,000 (estimated at a 35 hour commitment /month), commencing October 1, 2021. As additional consideration for the fixed fee arrangement, the Board of Directors of the Company will vote at its next Board Meeting on November 11, 2021 to provide Danforth an option (the “Danforth Option”) to purchase 500,000 shares of common stock. The Danforth Option shall have a 10-year term an exercise price equal to the fair value of the common stock as determined by the Board of Directors of the Company on the date such option is issued and shall vest ratably over 12 months commencing on the Effective Date, subject to the continued provision of services to the Company by Danforth as of each vesting date. If this agreement is terminated by the Company within 6 months of the Effective Date, for other than cause, then shares as to 50% of the Danforth Option shall vest. The Company and Danforth will enter into a separate stock option agreement within 30 days of the Effective Date, to be negotiated in good faith.